Exhibit 10.70

AMERICAN INTERNATIONAL GROUP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2008)

i

PREAMBLE

The American International Group, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the “Plan”) shall become effective on January 1, 2008, and shall constitute an amendment, restatement and continuation of the “American International Group, Inc. Supplemental Executive Retirement Plan” as amended and in effect on December 31, 2007.

The purpose of the Plan is to provide supplemental retirement income benefits to designated executives and key employees of the Employers.

The Plan is intended to comply with Section 409A of the Internal Revenue Code.

ARTICLE 1

DEFINITIONS

The following words and phrases as used herein shall have the following meanings, and the masculine, feminine and neuter gender shall be deemed to include the others and the singular shall include the plural, and vice versa, when appropriate, unless a different meaning is plainly required by the context:

1.1                               “Affiliated Employer” means any member of the same controlled group of corporations as the Company or an Employer as determined under Section 414(b) or (c) of the Code.

1.2                               “Average Final Compensation” means the Participant’s Average Final Compensation as determined under the Qualified Plan divided by twelve (12).

1.3                               “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

1.4                               “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.5                               “Committee” means the Stock Option and Compensation Committee of the Board of Directors of American International Group, Inc.

1.6                               “Company” means American International Group, Inc.

1.7                               “Disability” means a period of medically determined physical or mental impairment that is expected to result in death or last for a period of not less than 12 months during which a Participant qualifies for income replacement benefits under the Participating Employer’s long-term disability plan for at least 3 months, or, if a Participant does not participate in such a plan, a period of disability during which the Participant is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

1.8                               “Early Retirement Date” means the Participant’s termination of employment (i) after attaining age 60 and earning 5 or more Years of Service or (ii) unless the Committee determines otherwise in its sole discretion, after attaining age 55 with 10 or more years of Credited Service (as defined in the Qualified Plan).

1.9                               “Effective Date” of this amended and restated Plan means [January 1, 2008]. The original effective date of the Plan is July 1, 1986.

1.10                        “Employee” means a person who is classified as an employee on the payroll records of an Employer. Individuals not classified as employees on the payroll records of an Employer for a particular period shall not be considered Employees for such period even if a court of administrative agency subsequently determines that such individuals were common law employees of the Employer during such period.

1.11                        “Employer” means the Company and any other company as defined in Sections 2.06 and 8.01 of the American International Group, Inc. Retirement Plan.

1.12                        “Excess Retirement Income” means the benefit provided under the American International Group, Inc. Excess Retirement Income Plan, as may be amended from time to time.

1.13                        “Excess Retirement Income Plan Pre-Retirement Survivor Annuity” means the benefit payable to the Participant’s Surviving Spouse under the Excess Retirement Income Plan.

1.14                        “Executive” means any person, including an officer, employed on a regular, full-time, salaried basis by an Employer.

1.15                        “Normal Form” means a single life annuity payable for the life of the Participant and ending with the last monthly payment made prior to the Participant’s death.

1.16                        “Normal Retirement Date” means the Participant’s Normal Retirement Date as determined under the terms of the Qualified Plan.

1.17                        “Participant” means an Employee who has become a Participant pursuant to Article 2 of the Plan.

1.18                        “Plan” means the American International Group, Inc. Supplemental Executive Retirement Plan, as herein set forth, and as it may hereafter be amended from time to time.

1.19                        “Postponed Retirement Date” means the date the Participant retires after his Normal Retirement Date as determined under the terms of the Qualified Plan.

1.20                        “Qualified Plan” means the American International Group, Inc. Retirement Plan, as amended from time to time.

1.21                        “Qualified Plan Pre-Retirement Survivor Annuity” means the benefit paid to a Participant’s surviving spouse under the Qualified Plan upon the Participant’s death prior to his annuity commencement date.

1.22                        “Qualified Plan Retirement Income” means the benefit paid to a Participant under the Qualified Plan and includes retirement income payable upon Normal Retirement, Early Retirement or Postponed Retirement, by reason of disability or to an Employee who terminates employment with a vested interest in his Qualified Plan retirement income.

1.23                        “Retirement Income” means the retirement benefits provided to Participants and their joint or contingent annuitants in accordance with the applicable provisions of this Plan and shall include the Supplemental Retirement Income payable pursuant to Article 4.

1.24                        “Separation from Service” means the Participant has terminated employment (other than by death or Disability) with the Company and each Affiliated Employer, subject to the following:

(a)                                 For this purpose, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months or, if longer, so long as the individual’s right to reemployment with the Company or an Affiliated Employer is provided either by statute or by contract. If the period of leave exceeds six (6) months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

(b)                                 The determination of whether a Participant has terminated employment shall be determined based on the facts and circumstances in accordance with the rules set forth in Code Section 409A and the regulations thereunder.

1.25                        “Social Security Benefit” shall mean the primary insurance benefit which the Participant is entitled to receive under Title II of the Social Security Act as in effect on the date he retires or otherwise terminates employment, or would be entitled to receive if he did not disqualify himself from receiving the same by entering into covered employment or otherwise, but excluding any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title if such increase takes place after such Participant’s retirement or other termination of employment. If the Participant has not reached age 65, his Social Security Benefit will be computed assuming he has reached age 65 on the date of his retirement or other termination of employment and assuming that his salary remained level to age 65 at his last rate of salary.

1.26                        “Specified Employee” means a Participant who, as of the date of the Participant’s Separation from Service, is a key employee of the Company or an Employer. For purposes of this Plan, a Participant is a key employee if the Participant meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the 12-month period ending on the December 31st of a Plan Year. If a Participant is a key employee as of such December 31st, the Participant is treated as a key employee for purposes of this Plan for the entire 12-month period beginning on the next following April 1st.

1.27                        “Surviving Spouse” means a spouse to whom the Participant is lawfully married on the date of the Participant’s death.

1.28                        “Years of Service or Fraction Thereof” means a continuous 12-month period or fraction thereof for each full month of active employment commencing on the Participant’s date of hire or on the anniversary thereof.

ARTICLE 2

PARTICIPATION

The Company shall designate from time to time the Executives who shall become Participants in the Plan upon giving consideration to the recommendations of the President and Chief Executive Officer. Executives who were Participants in the Plan prior to January 1, 2008 shall continue in the Plan as Participants as of the Effective Date.

ARTICLE 3

RETIREMENT AND OTHER BENEFITS

3.1                               Normal Retirement, Postponed Retirement and Disability Retirement. A Participant in the Plan who has a Separation from Service on his Normal or Postponed Retirement Date shall be entitled to receive the Supplemental Normal or Postponed Retirement Income, as applicable, as described in Article 4. If a Participant incurs a Disability, the Participant shall be entitled to receive the Supplemental Disability Retirement Income described in Section 4.4.

3.2                               Early Retirement. If a Participant has a Separation from Service prior to Normal Retirement (other than by death or by incurring a Disability) on or after age 60 and with 5 Years of Service, a Supplemental Early Retirement Income will be payable in accordance with Section 4.2. If a Participant has a Separation from Service prior to Normal Retirement (other than by death or incurring a Disability), on or after age 55 with 10 or more years of Credited Service (as defined in the Qualified Plan), a Supplemental Retirement Income will be payable in accordance with Section 4.2 only if the Committee approves the payment of such benefit for such Participant.

3.3                               Death. If such a Participant dies prior to the commencement of benefits such that a death benefit is payable under the terms of the Qualified Plan to his surviving Spouse, a death benefit shall be payable in accordance with Section 7.1.

ARTICLE 4

SUPPLEMENTAL RETIREMENT INCOME

4.1                               Subject to Section 6.3, the Supplemental Retirement Income payable to an eligible Participant, commencing on his Normal Retirement Date in the form of a life annuity, shall be equal to the difference between (a) and (b) as stated below:

(a)                                 2.4% of Average Final Compensation for each Year of Service or Fraction Thereof for each full month of active employment, not in excess of 60% of Average Final Compensation;

(b)                                 the monthly benefit payable at Normal Retirement Date under the Qualified Plan and any predecessor thereof in the form of a life annuity, the monthly Excess Retirement Income Plan benefit payable at Normal Retirement Date in the form of a life annuity, the monthly Social Security Benefit, any payments from a qualified pension plan of a prior employer and, in accordance with procedures established by the Committee, any benefits accrued under a foreign deferred compensation plan sponsored by the Employer provided that such benefits are not subject to Code Section 409A (whether or not such benefits are actually paid at such date).

4.2                               Subject to Section 6.3, if a Participant who is eligible for Early Retirement under Section 3.2 has a Separation from Service prior to his Normal Retirement Date (other than by death or disability), a Supplemental Early Retirement Income shall be payable under this Plan at such Early Retirement Date. Such Supplemental Early Retirement Income payable in the form of a life annuity shall be equal to the difference between (a) and (b) as stated below:

(a)                                 2.4% of Average Final Compensation for each Year of Service or Fraction Thereof, not in excess of 60% of Average Final Compensation and reduced:

(i)                                     for Participants who have attained age 60 and have 30 or more Years of Service, by 3% for each year (and a fraction thereof for each full month) that retirement precedes age 65;

(ii)                                  for Participants who have attained age 60 with at least 25 but not 30 or more Years of Service, by 4% for each year (and a fraction thereof for each full month) that retirement precedes age 65;

(iii)                               for all other Participants who have 10 or more Years of Credited Service (as defined under the Qualified Plan), by 5% for each year (and a fraction thereof for each full month) that retirement precedes age 65; or

(iv)                              for all other Participants who have less than 10 Years of Credited Service (as defined under the Qualified Plan), by 6-2/3% for each year (and a fraction thereof for each full month) that retirement precedes age 65.

(b)                                 the monthly benefit payable at Early Retirement Date under the Qualified Plan and any predecessor thereof in the form of a life annuity, the monthly Excess Retirement Income Plan benefit payable at Early Retirement Date in the form of a life annuity, the monthly

Social Security Benefit, any payments from a qualified pension plan of a prior employer and, in accordance with procedures established by the Committee, any benefits accrued under a foreign deferred compensation plan sponsored by the Employer provided that such benefits are not subject to Code Section 409A (whether or not such benefits are actually paid at such Early Retirement Date).

For purposes of (b) above, if the Participant is not eligible for Early Retirement under the Qualified Plan, the monthly benefit payable at Normal Retirement under the Qualified Plan in the form of a life annuity, reduced by 6-2/3% for each year (and a fraction thereof for each full month) by which retirement precedes age 65, shall be offset against the amount computed under (a) above.

For purposes of (b) above, the amount of the Participant’s monthly Social Security Benefit shall be reduced by 5% for each year and a fraction thereof for each full month by which retirement precedes age 65.

4.3                               Subject to Section 6.3, the Supplemental Retirement Income payable to an eligible Participant, commencing on his Postponed Retirement Date in the form of a life annuity, shall be equal to the difference between (a) and (b) as stated below:

(a)                                 2.4% of Average Final Compensation for each Year of Service or Fraction Thereof for each full month of active employment, not in excess of 60% of Average Final Compensation;

(b)                                 the monthly benefit payable at Postponed Retirement Date under the Qualified Plan and any predecessor thereof in the form of a life annuity, the monthly Excess Retirement Income Plan benefit payable at Postponed Retirement Date in the form of a life annuity, the monthly Social Security Benefit payable at Postponed Retirement Date, any payments from a qualified pension plan of a prior employer and, in accordance with procedures established by the Committee, any benefits accrued under a foreign deferred compensation plan sponsored by the Employer provided that such benefits are not subject to Code Section 409A (whether or not such benefits are actually paid at such date).

4.4                               If an eligible Participant is determined to have incurred a Disability, a Supplemental Disability Retirement Income shall be payable in accordance with the terms of the Plan on such Participant’s Normal Retirement Date. The Supplemental Disability Retirement Income payable in the form of a life annuity shall be equal to the difference between (a) and (b) below:

(a)                                 2.4% of Average Final Compensation for each Year of Service or Fraction Thereof for each full month of active employment, not in excess of 60% of Average Final Compensation;

(b)                                 the monthly benefit payable at Normal Retirement Date under the terms of the Qualified Plan and any predecessor thereof in the form of a life annuity, the monthly Excess Retirement Income Plan benefit payable at Normal Retirement Date in the form of a life annuity and, in accordance with procedures established by the Committee, any benefits accrued under a foreign deferred compensation plan sponsored by the Employer provided that such benefits are not subject to Code Section 409A (whether or not such benefits are actually paid at such date).

ARTICLE 5

VESTING

A Participant shall have a nonforfeitable right to Supplemental Retirement Income under this Plan at such time that he attains his Normal Retirement Date. In addition, a Participant shall have a nonforfeitable right to Supplemental Retirement Income if he is eligible for Early Retirement pursuant to Section 3.2.

A Participant who terminates employment prior to attaining his Early or Normal Retirement Date, other than by reason of Disability (as provided for in Section 4.4), shall have no rights or claims to Retirement Income under this Plan as of his date of termination. In the case of death, a Participant’s Surviving Spouse may have a claim for benefits in accordance with Article 3 and Article 7.

ARTICLE 6

MODES OF BENEFIT PAYMENT

6.1          Except as provided in Section 6.2, any Supplemental Retirement Income payable under this Plan shall be paid in the Normal Form. If a Participant dies prior to the commencement of benefits under the Plan, no benefits will be payable under the Plan except as specified in Article 7.

6.2          In lieu of the Normal Form of Payment, a Participant may elect payment in an optional form of payment to the extent provided herein. The optional forms of benefits under the Plan shall include any of the annuity optional forms of benefits available under the Qualified Plan except for the Social Security Adjustment Option. Optional forms of benefit shall be actuarially equivalent to the Normal Form of benefit determined in accordance with the actuarial equivalent factors in effect under the Qualified Plan as of the date payment is to be made.

A Participant may elect an optional form of payment on a form provided by the Committee for such purpose. A Participant who has elected an annuity form of payment (or for whom the Normal Form of payment is in effect) may, at any time prior to Separation from Service or Disability, as applicable, elect another form of annuity payment available under the Qualified Plan provided that such other form of payment is actuarially equivalent based on the actuarial equivalent factors in effect under the Qualified Plan as of the date payment is to be made. In the absence of any such an election, payment shall be made in the Normal Form.

6.3          Except as hereinafter provided, payment of Supplemental Retirement Income under this Plan shall commence within 90 days after the Participant incurs a Separation from Service with the Employer and each Affiliated Employer by reason of Normal, Early or Postponed Retirement. If the Participant terminates employment by reason of Disability Retirement, payment of Supplemental Retirement Income shall commence on the Participant’s Normal Retirement Date. Provided further that if the Participant is a Specified Employee when such Participant incurs a Separation from Service, such Participant’s Supplemental Retirement Income (except in the case of Disability Retirement) shall commence to be paid six months after the Participant separates from service. To the extent that monthly payments are delayed by reason of the foregoing six-month delay, such delayed monthly payments shall be paid to the Participant in a lump sum amount when his Supplemental Retirement Income commences adjusted with interest at an annual rate of 5%.

ARTICLE 7

DEATH BENEFITS

7.1          In the case of a Participant who dies in employment with 5 or more Years of Service, or retires on a Normal, Early, Postponed or Disability Retirement Date and dies prior to his annuity commencement date, if a Qualified Plan Pre-Retirement Survivor Annuity is payable to such Participant’s Surviving Spouse, a Supplemental Pre-Retirement Survivor Annuity shall be payable to the Surviving Spouse under this Plan. The monthly amount of the Supplemental Pre-Retirement Survivor Annuity payable to the Surviving Spouse shall be equal to the difference between (a) and (b) as stated below:

(a)           40% of the amount that the Participant had accrued pursuant to Section 4.1(a) as of the date of death reduced by 2% for each year (or fraction thereof for each full month) that the Surviving Spouse is more than five (5) years younger than the Participant;

(b)           the sum of (i) the monthly amount of the Qualified Plan Pre-Retirement Survivor Annuity and Excess Retirement Income Plan Pre-Retirement Survivor Annuity payable to the Surviving Spouse under the Qualified Plan and any predecessor thereof and Excess Retirement Income Plan as of the date of death or, if later, as of the first day of the calendar month coincident with or next following the date the Participant would have attained age 55 and (ii) in accordance with procedures established by the Committee, benefits accrued by the Participant under a foreign deferred compensation plan sponsored by the Employer and payable by reason of his death provided that such benefits are not subject to Code Section 409A (whether or not such benefits are actually paid at such date).

7.2          Any Supplemental Pre-Retirement Survivor Annuity shall be payable over the lifetime of the Surviving Spouse in monthly installments commencing within 90 days after the Participant’s date of death or, if later, within 90 days after the date the Participant would have attained age 55 and ceasing with the last monthly payment made prior to the Surviving Spouse’s death.

7.3          Upon the death of a Participant who terminated from employment prior to his Normal, Early, Postponed or Disability Retirement Date, no Supplemental Pre-Retirement Survivor Annuity shall be payable to such Participant’s Surviving Spouse under this Plan. Except as provided in Article 6 with respect to a Participant who has retired and commenced receiving a benefit in a form that provides for continuation after the Participant’s death, no other death benefits shall be payable from the Plan.

ARTICLE 8

LIABILITY OF THE COMPANY

8.1          The benefits of this Plan shall be paid by the Employer and shall not be funded prior to the time paid to the Participant, Surviving Spouse or joint or contingent annuitant designated by the Participant, unless and except as expressly provided otherwise by the Company.

8.2          A Participant who is vested in a benefit under this Plan shall be an unsecured creditor of the Employer as to the payment of any benefit under this Plan.

ARTICLE 9

ADMINISTRATION OF THE PLAN

9.1          Except for the functions reserved to the Company or the Board of Directors of the Company, the administration of the Plan shall be the responsibility of the Committee.

9.2          The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

(a)           To furnish to all Participants, upon request, copies of the Plan; and to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

(b)           To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

(c)           To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

(d)           To decide on questions concerning the Plan in accordance with the provisions of the Plan;

(e)           To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

(f)            The power to designate a person who may or may not be a member of the Committee as Plan “Administrator” for the purpose of ERISA; if the Committee does not so designate an Administrator, the Committee shall be the Plan Administrator;

(g)           To allocate any such powers and duties to or among individual members of the Committee; and

(h)           To designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

9.3          To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel , accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of an Employer. Any person claiming under the Plan shall look solely to the Employer for redress.

9.4          All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid by the Employer.

ARTICLE 10

AMENDMENT OR TERMINATION OF THE PLAN

10.1        The Board of Directors shall have the power to suspend or terminate this Plan in whole or in part at any time, and from time to time to extend, modify, amend, revise, or terminate this Plan in such respects as the Board of Directors by resolution may deem advisable; provided that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any beneficiary designated by a Participant of the vested portion of any benefit under this Plan.

ARTICLE 11

GENERAL PROVISIONS

11.1        This Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person whether or not in the employ of the Employer any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

11.2        Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, beneficiary, or joint or contingent annuitant, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant, beneficiary, or joint or contingent annuitant is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment or any part thereof to or for the benefit of such Participant, beneficiary, or joint or contingent annuitant in such manner as the Committee shall direct.

11.3        If the Employer determines that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Employer and the Committee.

11.4        The Employer shall be the sole source of benefits under this Plan, and each Employee, Participant, joint or contingent annuitant, beneficiary, or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Employer for payment of benefits.

11.5        If the Employer is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, no later than sixty (60) days after the date on which the Participant or person is identified or located.

11.6        The Employer shall have the right to deduct from each payment made under the Plan any amount required to satisfy its obligation to withhold federal, state and local taxes, if any.

11.7        The provisions of the Plan shall be construed, administered and governed under applicable Federal laws and the laws of the State of New York.